SEC SECTION 16 REPORTS





                    CONFIRMING STATEMENT


     The undersigned hereby authorizes and designates Cathy Early Warrington to file with the Securities and Exchange
Commission and on behalf of the undersigned, an Initial Statement of Beneficial Ownership on Form 3, a Statement of Changes in Beneficial Ownership on Form 4, and an Annual Statement of Beneficial Ownership of Securities on Form 5, and any amendments or supplements thereto. This authorization shall include the authority to sign such forms in the name of the undersigned and to file with the Securities and Exchange Commission the Confirming Statement, along or with any amendments or supplements to any filed Form 3, Form 4 or Form 5. This authorization shall be effective for as long as the undersigned is subject to the reporting requirements of Section 16.

     IN WITNESS WHEREOF, the undersigned has executed this Confirming Statement as of November 27, 2006.




/s/ Roland B. Desilets
_________________________
Roland B. Desilets